UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

FG NEXUS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36366	46-1119100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Bannington Road Charlotte, NC	28226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 994-8279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGNX	The Nasdaq Stock Market LLC

8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGNXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained in Item 2.03 are incorporate herein in response to Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2025, FG Nexus Inc. (the “Company”) entered into a master digital currency loan agreement (the “MLA”) with [                          ] (the “Lender”). All capitalize terms used herein and not defined, shall have the meaning ascribed to them in the MLA. Pursuant to the MLA the Company may deliver to Lender a Lending Request for a Borrowed Asset from the Lender. If Lender agrees to make a Loan, then the Lender shall transmit to the Company either (a) Digital Currency to the Company’s Digital Currency Address or (b) cash via the Company’s wire instructions. The specific and final terms of a Loan shall be memorialized in a loan term sheet (the “Loan Term Sheet”). In the event of any conflict of the terms between the MLA and the terms of the applicable Loan Term Sheet, the terms of the relevant Loan Term Sheet shall govern. All Loans under the MLA are callable by Lender and may be pre-paid by the Company. Loans under the MLA shall terminate upon the Maturity Date or the exercise by the Company or the Lender of the Callable Option. The MLA requires that the Company provide Collateral for all Loans in an amount to be agreed upon by the Company and the Lender as set forth in the applicable Loan Term Sheet. The Company’s Collateral for a Loan is subject to Margin Calls and fees, the particulars of which are delineated in the applicable Loan Term Sheet.

In connection with the MLA, the Company entered into an account control agreement, dated October 29, 2025 (the “ACA”) by and between [ ] (the “Custodian”), the Company and the Lender. The Company maintain some of its ETH holdings with the Custodian. The ACA provides the Custodian will acknowledge the MLA between the Company and Lender and that the Custodian will recognize that the Lender may have a security interest in certain assets of the Company maintained at Custodian.

On October 30, 2025, the Company and Lender executed a Loan Term Sheet (the “October 2025 LTS”). The October 2025 LTS provided for a $10,000,000 loan with a Borrow Fee of 7.9% (the “October Loan”). The October Loan is evergreen, meaning the Loan is not due until the Recall Delivery Date, which is thirty (30) calendar days following the Lender’s delivery of a Recall Request. The Collateral for the October Loan is Staked ETH and the Initial Collateral Level is 170%. The Margin Call Rate is 140%. The October 2025 LTS also provides that the following additional terms shall also apply to the October Loan: (a) Post-Default Hedging Costs and (b) certain additional remedies in the event of a default under the MLA.

The foregoing summary of the MLA, the ACA and the October 2025 LTS do not purport to be complete and is qualified in its entirety by reference to the actual MLA, the ACA and the October 2025 LTS copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Master Digital Currency Loan Agreement, dated October 29, 2025, by and between FG Nexus Inc. and [ ].
10.2	Form of Account Control Agreement, dated October 29, 2025, by and between [ ], FG Nexus Inc. and [ ]
10.3	Form of Loan Term Sheet, dated October 30, 2025, by and between FG Nexus Inc. and [ ].
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG NEXUS INC

Date: November 4, 2025	By:	/s/ Mark D. Roberson
	Name:	Mark D. Roberson
	Title:	Chief Financial Officer